As filed with the Securities and Exchange Commission on February 17, 2000
                                                       Registration No. 333-____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                        AMERICAN NATIONAL CAN GROUP, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                          36-4287015
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                            8770 W. Bryn Mawr Avenue
                                Chicago, IL 60631
                                 (773) 399-3000

     (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                             ----------------------

             American National Can Group, Inc. Founder's Equity Plan
        American National Can Group, Inc. Long-Term Stock Incentive Plan
      American National Can Group, Inc. Stock Compensation Conversion Plan
             American National Can Group, Inc. Directors Stock Plan
                           (Full titles of the Plans)
                             ----------------------

                            William A. Francois, Esq.
              Senior Vice President, General Counsel and Secretary
                            8770 W. Bryn Mawr Avenue
                                Chicago, IL 60631
                                 (773) 399-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
               Title of                          Amount           Proposed Maximum       Proposed Maximum        Amount of
           Securities to be                       to be          Offering Price Per         Aggregate          Registration
              Registered                       Registered              Share              Offering Price            Fee
                                          -------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(1)     8,450,000(2)          $10.8438(3)           $91,630,110          $24,190.35
============================================================================================================================

  (1) This Registration Statement on Form S-8 relates to shares of common stock, par value $.01 per share (the "Common Stock"), of American National Can Group, Inc. (the "Registrant"). Such shares are issuable pursuant to the American National Can Group, Inc. Founder's Equity Plan (the "Founder's Plan"), the American National Can Group, Inc. Long-Term Stock Incentive Plan (the "Long-Term Plan"), the American National Can Group, Inc. Stock Compensation Conversion Plan (the "Conversion Plan"), and the American National Can Group, Inc. Directors Stock Plan (the "Directors Plan").

  (2) Includes 500,000 shares of Common Stock under the Founder's Plan, 7,000,000 shares of Common Stock under the Long-Term Plan, 550,000 shares of Common Stock under the Conversion Plan, and 400,000 shares of Common Stock under the Directors Plan.

  (3) The offering price of the 8,450,000 shares registered hereunder of $[10.8438] per share has been estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h), on the basis of the average of the high and low prices of American National Can Group, Inc. Common Stock, par value $0.01 per share, reported on the New York Stock Exchange on February 15, 2000.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*




















----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (or furnished to the Commission by the Registrant) are hereby incorporated by reference into this Registration
Statement:

                  (a) The description of the Registrant's Common Stock contained in the Registrant's Form 8-A filed with the Commission on July 19, 1999 and the Registrant's Registration Statement on Form S-1 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 21, 1999;

                  (b) The Registrant's prospectus filed pursuant to Rule
         424(b) under the Exchange Act included in the Registrant's Registration Statement on Form S-1; and

                  (c) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Registrant's Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL as it existed on the date of, or is or has been amended from time to time after, the filing of the Certificate of Incorporation. The Certificate of Incorporation and the Registrant's By-laws further provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.


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                                       5

Item 8.           Exhibits.

Please refer to the Exhibit Index on page 8.

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 16th day of February, 2000.


                                        AMERICAN NATIONAL CAN GROUP, INC.
                                        (Registrant)

                                        By:/s/Edward A. Lapekas
                                           -------------------------------------
                                              Edward A. Lapekas
                                              Chairman of the Board and Chief
                                              Executive Officer
                                              American National Can Group, Inc.


                                POWER OF ATTORNEY

                  We, the undersigned directors and executive officers of AMERICAN NATIONAL CAN GROUP, INC., hereby severally constitute William Francois and Dennis Bankowski and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to this Registration Statement filed with the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said Registration Statement.

                  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 16th day of February, 2000.

Signature                              Title
---------                              -----

/s/Edward A. Lapekas                   Chairman of the Board and Chief Executive
-------------------------------        Officer
   Edward A. Lapekas


/s/Alan H. Schumacher                  Executive Vice President and Chief
-------------------------------        Financial Officer
   Alan H. Schumacher


/s/John G. LaBahn                      Vice President, Controller and Chief
-------------------------------        Accounting Officer
   John G. LaBahn

-------------------------------        Director
   Christel Bories

/s/Frank W. Considine
-------------------------------        Director
   Frank W. Considine


/s/Ronald J. Gidwitz
-------------------------------        Director
   Ronald J. Gidwitz


/s/George D. Kennedy
---------------------------            Director
   George D. Kennedy


/s/Homer J. Livingston, Jr.
-------------------------------        Director
   Homer J. Livingston, Jr.


/s/Roland H. Meyer, Jr.
-------------------------------        Director
   Roland H. Meyer, Jr.


/s/James J. O' Connor
-------------------------------        Director
   James J. O' Connor


/s/Alain Pasquier
-------------------------------        Director
   Alain Pasquier


-------------------------------        Director
   Jean-Pierre Rodier


/s/Jean-Dominique Senard
-------------------------------        Director
   Jean-Dominique Senard


/s/James R. Thompson
-------------------------------        Director
   James R. Thompson


/s/Jack H. Turner
-------------------------------        Director
   Jack H. Turner

                                  Exhibit Index


Exhibit No.                Description of Document

4.1       American National Can Group, Inc. Founder's Equity Plan.

4.2       American National Can Group, Inc. Long-Term Stock Incentive Plan.

4.3       American National Can Group, Inc. Stock Compensation Conversion Plan

4.4       American National Can Group, Inc. Directors Stock Plan

4.5       Restated Certificate of Incorporation of Registrant
          (incorporated by reference and filed as Exhibit 3.1 to the Registration Statement on Form S-1 dated April 21, 1999).

4.6 By-laws (incorporated by reference and filed as Exhibit 3.2 to the Registration Statement on Form S-1 dated April 21, 1999).

5.1 Opinion of Shearman & Sterling regarding the legality of the Common Stock being registered hereby.

23.1      Consent of PricewaterhouseCoopers LLP.

23.3      Consent of Shearman & Sterling (included in Exhibit 5.1).

24        Powers of Attorney (included on signature page).